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                                                                     EXHIBIT 1.7

                                SECOND AMENDMENT
                                       TO
                 SENIOR CONVERTIBLE LOAN AND SECURITY AGREEMENT

         THIS SECOND AMENDMENT TO SENIOR CONVERTIBLE LOAN AND SECURITY AGREEMENT is made and entered into as of March 1, 2003 (the "EFFECTIVE DATE"), by and between I-LINK INCORPORATED, a Florida corporation (the "BORROWER") and Counsel Corporation, an Ontario corporation ("COUNSEL CORP") and Counsel Capital Corporation, an Ontario corporation ("COUNSEL CAPITAL") (the Borrower, Counsel Corp and Counsel Capital hereinafter referred to as the "PARTIES").

         WHEREAS, Counsel Communications, LLC, a Delaware limited liability company ("CCOM"), having assigned ninety percent (90%) of its right, title and interests in the Loan Agreement (as hereinafter defined) subject to the Amended Debt Restructuring Agreement (as hereinafter defined) on October 31, 2001, to Counsel Corp and ten percent (10%) of its right, title and interests to Counsel Capital (hereinafter Counsel Corp and Counsel Capital collectively referred to as the "LENDER"); and

         WHEREAS, the Borrower and the Lender are parties to a Senior Convertible Loan and Security Agreement, dated March 1, 2001 as amended by the First Amendment to Senior Convertible Loan and Security Agreement, dated May 8, 2001 (collectively the "LOAN AGREEMENT") and subject of the Amended and Restated Debt Restructuring Agreement dated October 15, 2002 between Borrower, Counsel Corporation (US), a Delaware corporation, and CCOM (the "AMENDED DEBT RESTRUCTURING AGREEMENT"); and

         WHEREAS, the parties desire to amend the Loan Agreement as provided herein.

         NOW, THEREFORE, for good and valuable consideration the receipt and adequacy of which is hereby acknowledged it is agreed as follows:

         1. Extension of Maturity Date. Effective as of the Effective Date, Section 4 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

         This Agreement shall be effective from the date hereof and shall terminate on June 30, 2004, unless terminated earlier pursuant to the default provisions of this Agreement (the "Maturity Date").

         2. Effect on Loan Agreement and Loan Note. This Second Amendment is not intended, nor shall it be construed, as a modification or termination of the Amended and Restated Debt Restructuring Agreement, dated October 15, 2002. Except as expressly provided herein, the Loan Agreement and the Loan Note annexed thereto are hereby ratified and confirmed and remain in full force and effect in accordance with their respective terms.

                          [See attached signature page]


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                                 SIGNATURE PAGE
                                       TO
       SECOND AMENDMENT TO SENIOR CONVERTIBLE LOAN AND SECURITY AGREEMENT


         IN WITNESS WHEREOF, the Borrower and the Lender have executed this Second Amendment as of the Effective Date.

                                   I-LINK INCORPORATED

                                   By: /s/ Allan Silber
                                      --------------------------------
                                      Name: Allan Silber
                                      Title: PRESIDENT & CEO


                                   COUNSEL CORPORATION

                                   By: /s/ Stephen A. Weintraub
                                      --------------------------------
                                      Name:  Stephen A. Weintraub
                                      Title: SENIOR VICE PRESIDENT & SECRETARY


                                   COUNSEL CAPITAL CORPORATION

                                   By: /s/ Stephen A. Weintraub
                                      --------------------------------
                                      Name: Stephen A. Weintraub
                                      Title: SECRETARY